UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2017

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-6615	95-2594729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26600 Telegraph Road, Suite 400 Southfield, MI	48033
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (818) 781-4973

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(e) of the Exchange Act  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Effective June 30, 2017 (the “Separation Date”), Kerry Shiba will no longer serve in his position as Executive Vice President and Chief Financial Officer of Superior Industries International, Inc. (“Superior”). Pursuant to the terms of a separation agreement between Superior and Mr. Shiba (the “Separation Agreement”) (and subject to certain conditions set forth therein), Mr. Shiba will receive his base salary through the Separation Date, a lump sum severance payment of $420,000.00 (less applicable withholdings) and his short-term incentive plan payment for 2017, if any, on or around March 14, 2018. Mr. Shiba will be eligible to receive an annual bonus for 2017, subject to attainment of performance goals, determined by Superior’s independent Compensation and Benefits Committee.

Additionally, Mr. Shiba has agreed to be available to answer questions from Superior after the Separation Date until December 31, 2017 (the “Transition Period”). Throughout the Transition Period, Mr. Shiba will receive a monthly payment of $2,500.00.

The foregoing summary is qualified in its entirety by reference to the full text of the Separation Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

(c) Additionally, on June 30, 2017, Superior appointed Nadeem Moiz as its Executive Vice President and Chief Financial Officer, effective July 1, 2017.

Mr. Moiz, 46, was previously the Senior Vice President and Chief Financial Officer at Direct ChassisLink Inc. from 2013 to 2017. Prior to that, Mr. Moiz was the Vice President of Finance Strategic Planning and Supply Chain Finance from 2011 to 2013, Vice President of Finance Strategic Planning from 2007 to 2011 and Director of Corporate Financial Analysis from 2004 to 2007 at Graphic Packaging International (“GPI”). Before joining GPI, Mr. Moiz was the Senior Manager of Supply Chain & Quality from 2003 to 2004 and the Manager of Corporate Strategy, Mergers & Acquisitions from 2001 to 2003 at Chrysler LLC. Mr. Moiz holds a Bachelor of Science degree in Accounting from the University of Florida and a Master of Business Administration degree in Finance from Florida A&M University. Mr. Moiz is also a Certified Public Accountant and Certified Global Management Accountant.

There are no family relationships between Mr. Moiz and any of the directors and executive officers of Superior, nor are there transactions in which Mr. Moiz has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Moiz will receive an annual base salary of $405,000.00. Mr. Moiz may receive annual bonuses based on attainment of performance goals, determined by Superior’s independent Compensation and Benefits Committee, in the amount of 65% of annual base salary. Mr. Moiz will also be eligible to participate in Superior’s 2017-2019 Long Term Incentive Plan, as administered by Superior’s Compensation and Benefits Committee, upon approval of the Compensation and Benefits Committee and Board of Directors, up to 90% of his base salary.

Mr. Moiz is entitled to participate in all benefit plans generally made available to executive officers of Superior.

Section 8 – Other Events

Item 8.01	Other Events.

On June 30, 2017, Superior announced the appointment of Mr. Moiz as Executive Vice President and Chief Financial Officer of Superior. A copy of the press release announcing the appointment of Mr. Moiz is attached as Exhibit 99.1 to this current report. Such press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933 or the Exchange Act.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Exhibit Description

10.1	Separation Agreement, dated June 30, 2017, between Superior Industries International, Inc. and Kerry Shiba.

99.1	Press Release, dated June 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
(Registrant)

Date: June 30, 2017	/s/ Donald J. Stebbins
Donald J. Stebbins

President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

10.1	Separation Agreement, dated June 30, 2017, between Superior Industries International, Inc. and Kerry Shiba.

99.1	Press Release, dated June 30, 2017.